Exhibit 99.1




FOR IMMEDIATE RELEASE

Contact:  Ronald H. Rodgers, Jr.
          Vice President - Finance and
          Chief Financial Officer
          610-644-4796


                     RENAL TREATMENT CENTERS ANNOUNCES
                              YEAR-END RESULTS

Berwyn, Pennsylvania (February 17, 1998) - Renal Treatment Centers, Inc. (NYSE:RXT) today announced financial results for the year ended December 31, 1997.

     Robert L. Mayer, Jr., chairman, president and chief executive officer of Renal Treatment Centers, Inc. said, "Renal Treatment Centers has enjoyed another successful year in terms of financial results, operational performance, acquisitions, and the seamless integration of newly acquired facilities. In 1997, the Company acquired 65 facilities and developed 11 de novo facilities. We now operate 188 facilities in 24 states, the District of Columbia and the Republic of Argentina, providing dialysis services to over 13,400 patients."

     For the fourth quarter ended December 31, 1997, revenues increased 48.2% to $97,999,269 compared with $66,148,647 for the same period in 1996. Net income available to common stockholders for the quarter ended December 31, 1997, increased 34.3% to $9,916,655, or $0.33 per share based upon 29,972,526 fully diluted weighted average shares outstanding in the fourth quarter, compared with net income available to common stockholders of $7,384,155, or $0.25 per share based upon 29,391,531 fully diluted weighted average shares outstanding in the same period last year.

     For the year ended December 31, 1997, revenues increased 41.4% to $332,939,155 from $235,396,566 in the same period in 1996. Net income available to common stockholders for the year ended December 31, 1997, increased 39.3% to $33,671,312, or $1.13 per share, compared with last year's $24,169,535, or $0.87 per share, before nonrecurring merger expenses and one-time tax charges related to the mergers.

     Since the beginning of the fourth quarter, Renal Treatment Centers, Inc. acquired 28 dialysis centers and 34 related acute care programs. The dialysis centers acquired are:


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RXT Announces Year-End Results
Page 2
February 17, 1998



                                                                     Effective
                                                          Treatment   Patients
                  Clinic                         Centers  Stations    Served

Domestic:
   Tomball Dialysis, Inc., Tomball, TX              1           13        54
   Palmerton Regional Dialysis Center, Inc.,
   Palmerton, PA                                    1            9        39
   Pocono Regional Dialysis Center, Inc., East
   Stroudsburg, PA                                  1           15        45
   Longview Dialysis Center, LLC, Longview, TX      2           40       202
   Conroe Dialysis Center, PA, Conroe, TX           1           20       102
   Satellite Dialysis Affiliated Companies,
   California/Nevada                               12          231     1,550
   Dialysis Center of Norfolk, Norfolk, VA          1           12        31
   Peninsula Dialysis Center, Inc., Newport
   News, VA                                         1           24        75
   Tri-City Dialysis Center, Inc., Hopewell, VA     1           16        52
   J.D. Bell, M.D., P.A., Bedford, TX[1]            1           15        62
   Life Care Dialysis Center, Inc., New York,
   New York[1],[2]                                  1           25       260
                                                    -           --       ---
                                                   23          420     2,472
                                                   --          ---     -----
Argentina
   Theradial S.A., Sanatorio Mitre/LaMerced         2           15        54
   Theradial S.A., Quilmes[1]                       1            5        20
   Instituto Privada De Nefrologia S.A.,
   Santiago del Estero[1]                           1           17        86
   Servicio De Nefrologia Del Hospital Regional
   Espanol de Bahia Blanca S.R.L.[1]                1            8        33
                                                    -            -        --
                                                    5           45       193
                                                    -           --       ---
Total                                              28          465     2,665
                                                   ==          ===     =====


     On November 19, 1997, Renal Treatment Centers and Total Renal Care Holdings, Inc. announced that the companies have entered into a definitive agreement to merge in a stock-for-stock transaction in which Total Renal Care will exchange 1.335 shares for each Renal Treatment Center share in a tax-free exchange. The merger, which requires the approval of

--------
     1 Effective 1/1/98

     2 Administrative Services Agreement


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RXT Announces Year-End Results
Page 3
February 17, 1998




both companies' shareholders, is expected to be consummated on February 27, 1998.

     In conclusion, Mr. Mayer said, "We are very excited about our pending merger with Total Renal Care. Once the merger is completed, the combined company will operate over 390 facilities serving approximately 29,400 patients. In addition, the Company will provide dialysis services to approximately 2,000 patients in Argentina, the United Kingdom and Italy. This merger will create a company with an even stronger operating and financial base upon which to grow. I look forward to joining the Board of Directors and working with the Total Renal Care management to ensure a successful integration."

     This press release contains forward-looking statements. The Company cautions that a number of factors, including those expressed in its Annual Report on Form 10-K for the year ended December 31, 1996, and unforseen changes in economic conditions in the United States and the Republic of Argentina, could cause actual results to differ materially from those expressed in any forward-looking statements. There can be no assurances that the pending transaction described above will occur in the period expected, or at all.

     Renal Treatment Centers, Inc. provides dialysis treatments and ancillary services to patients suffering from chronic kidney failure, primarily in its freestanding outpatient dialysis treatment centers or in the patient's home. The Company currently operates 188 dialysis centers in 24 states, the District of Columbia and the Republic of Argentina. In these centers, the Company provides dialysis services for over 13,400 patients. The Company also provides inpatient dialysis services to over 130 hospitals.


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RXT Announces Year-End Results
Page 4
February 17, 1998



                       RENAL TREATMENT CENTERS, INC.
                    Consolidated Statements of Earnings
                                (Unaudiated)




                                          Three Months Ended             Year Ended
                                              December 31,              December 31,
                                      -------------------------  ---------------------------
                                         1997            1996        1997           1996
                                      -----------  ------------  ------------   ------------

Net revenues ......................  $ 97,999,269  $ 66,148,647  $332,939,155   $235,396,566
Operating costs and expenses ......    70,862,283    50,200,964   246,884,591    179,896,315
Depreciation and amortization .....     8,358,064     4,701,745    27,478,658     17,076,827
                                     ------------  ------------  ------------   ------------

Income from operations ............    18,778,922    11,245,938    58,575,906     38,423,424
Interest expense, net .............     4,542,130     1,406,388    11,637,567      4,384,043
                                     ------------  ------------  ------------   ------------

Income before merger costs and ....    14,236,792     9,839,550    46,938,339     34,039,381
taxes
Income taxes ......................     5,409,981     3,640,633    17,686,892     12,594,570
                                     ------------  ------------  ------------   ------------

Net income before merger costs ....  $  8,826,811  $  6,198,917  $ 29,251,447   $ 21,444,811
                                     ============  ============  ============   ============

Net income available to common
stockholders before merger costs ..  $  9,916,655  $  7,384,155  $ 33,671,312   $ 24,169,535
                                     ============  ============  ============   ============
Weighted average shares outstanding    29,972,526    29,391,531    29,853,547     27,686,629
Earnings per share before merger
costs .............................  $       0.33  $       0.25  $       1.13   $       0.87
                                     ============  ============  ============   ============
Net income after merger costs and
one-time tax charges ..............  $  8,826,811  $  6,198,917  $ 29,251,447   $ 19,290,265
                                     ============  ============  ============   ============
Net income available to common
stockholders after merger costs and
one-time tax charges ..............  $  9,916,655  $  7,384,155  $ 33,671,312   $ 22,014,989
                                     ============  ============  ============   ============
Weighted average shares outstanding    29,972,526    29,391,531    29,853,547     27,686,629
Earnings per share ................  $       0.33  $       0.25  $       1.13   $       0.80
                                     ============  ============  ============   ============


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